                            press information

MOOGINC., EAST AURORA, NEW YORK 14052 TEL-716/652-2000 FAX -716/687-4457

release date	Immediate	contact	Ann Marie Luhr
	January 29, 2016		716-687-4225

MOOG REPORTS FIRST QUARTER RESULTS

East Aurora, NY - Moog Inc. (NYSE: MOG.A and MOG.B) today announced first quarter sales of $568 million, down 10% from a year ago on weaker industrial and energy markets. Net earnings of $26 million decreased by 26% and earnings per share of $.71 were 17% lower.

Aircraft Controls segment sales in the quarter were $255 million, down 4% year over year. Commercial aircraft revenues were off 4%, to $135 million. Lower OEM sales to Boeing were offset by higher OEM sales to Airbus. Commercial aftermarket sales were down marginally to $28 million, the result of lower 787 initial provisioning.

Military aircraft sales were down 5%, to $120 million. Lower F-18 and V-22 OEM sales were partly offset by a 31% increase in F-35 sales. Military aftermarket sales were nominally lower at $49 million, as the C-5 modernization program winds down.

Space and Defense Controls segment sales of $83 million were 17% lower than a year ago. Space market sales of $40 million were down 24%, mostly the result of a cyclical decrease in demand for satellite components. Defense sales were $43 million, down 10%, all on lower security sales.

Industrial Systems segment sales of $125 million were down 6%, all due to the stronger U.S. dollar. Energy sales were down 17% due to lower sales of oil and gas exploration equipment. Sales of industrial automation products were off by 11% but offset by a 19% increase in sales of simulation and test systems.

Components segment sales, at $80 million, were 26% lower than a year ago. Decreases were seen across all markets as the segment was impacted by weaker oil prices, the slowing economy in China and the strong U.S. dollar.

Medical Devices segment sales of $26 million were 13% higher than last year on very strong sales of IV and enteral pumps and associated administration sets.

Twelve month consolidated backlog was $1.2 billion.

Projections for fiscal 2016 were also updated based on a weakening outlook for the industrial and energy businesses. The company is reducing its sales forecast for the year by $100 million which will result in sales of $2.47 billion, net earnings of $124 million and earnings per share of $3.35, plus or minus $0.15 per share.

“We expected a slow start to the year and we came in at the low end of our guidance for the quarter,” said John Scannell, Chairman and CEO. “Over the last 90 days, our outlook for A&D markets has held fairly firm, but our view on our non-A&D markets has changed based on evolving global economics. We’re still investing in the long-term future across all of our markets and we’re promoting more efficient processes in our operations. Over the past couple of years we’ve seen improvements in several operating segments and our team will continue to work very hard to deliver the best results possible for our shareholders.”

In conjunction with today’s release, Moog will host a conference call beginning at 10:00 a.m. ET, which will be broadcast live over the Internet. John Scannell and Don Fishback, CFO, will host the call. Listeners can access the call live or in replay mode at www.moog.com/investors/communications. Supplemental financial data will be available on the webcast link prior to the conference call.

Moog Inc. is a worldwide designer, manufacturer, and integrator of precision control components and systems. Moog’s high-performance systems control military and commercial aircraft, satellites and space vehicles, launch vehicles, missiles, automated industrial machinery, wind energy, marine and medical equipment. Additional information about the company can be found at www.moog.com.

Cautionary Statement

Information included or incorporated by reference in this report that does not consist of historical facts, including statements accompanied by or containing words such as “may,” “will,” “should,” “believes,” “expects,” “expected,” “intends,” “plans,” “projects,” “approximate,” “estimates,” “predicts,” “potential,” “outlook,” “forecast,” “anticipates,” “presume” and “assume,” are forward-looking statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and are subject to several factors, risks and uncertainties, the impact or occurrence of which could cause actual results to differ materially from the expected results described in the forward-looking statements. These important factors, risks and uncertainties include:

•	the markets we serve are cyclical and sensitive to domestic and foreign economic conditions and events, which may cause our operating results to fluctuate;

•	we operate in highly competitive markets with competitors who may have greater resources than we possess;

•
we depend heavily on government contracts that may not be fully funded or may be terminated, and the failure to receive funding or the termination of one or more of these contracts could reduce our sales and increase our costs;

•	we make estimates in accounting for long-term contracts, and changes in these estimates may have significant impacts on our earnings;

•	we enter into fixed-price contracts, which could subject us to losses if we have cost overruns;

•	we may not realize the full amounts reflected in our backlog as revenue, which could adversely affect our future revenue and growth prospects;

•	if our subcontractors or suppliers fail to perform their contractual obligations, our prime contract performance and our ability to obtain future business could be materially and adversely impacted;

•
contracting on government programs is subject to significant regulation, including rules related to bidding, billing and accounting kickbacks and false claims, and any non-compliance could subject us to fines and penalties or possible debarment;

•	the loss of The Boeing Company as a customer or a significant reduction in sales to The Boeing Company could adversely impact our operating results;

•	our new product research and development efforts may not be successful which could reduce our sales and earnings;

•	our inability to adequately enforce and protect our intellectual property or defend against assertions of infringement could prevent or restrict our ability to compete;

•	our business operations may be adversely affected by information systems interruptions, intrusions or new software implementations;

•	our indebtedness and restrictive covenants under our credit facilities could limit our operational and financial flexibility;

•
significant changes in discount rates, rates of return on pension assets, mortality tables and other factors could adversely affect our earnings and equity and increase our pension funding requirements;

•	a write-off of all or part of our goodwill or other intangible assets could adversely affect our operating results and net worth;

•	our sales and earnings may be affected if we cannot identify, acquire or integrate strategic acquisitions, or if we engage in divesting activities;

•	our operations in foreign countries expose us to political and currency risks and adverse changes in local legal and regulatory environments;

•	unforeseen exposure to additional income tax liabilities may affect our operating results;

•	government regulations could limit our ability to sell our products outside the United States and otherwise adversely affect our business;

•	governmental regulations and customer demands related to conflict minerals may adversely impact our operating results;

•
the failure or misuse of our products may damage our reputation, necessitate a product recall or result in claims against us that exceed our insurance coverage, thereby requiring us to pay significant damages;

•	future terror attacks, war, natural disasters or other catastrophic events beyond our control could negatively impact our business;

•	our operations are subject to environmental laws, and complying with those laws may cause us to incur significant costs; and

•	we are involved in various legal proceedings, the outcome of which may be unfavorable to us.

These factors are not exhaustive. New factors, risks and uncertainties may emerge from time to time that may affect the forward-looking statements made herein. Given these factors, risks and uncertainties, investors should not place undue reliance on forward-looking statements as predictive of future results. We disclaim any obligation to update the forward-looking statements made in this report.

Moog Inc.
CONSOLIDATED STATEMENTS OF EARNINGS
(dollars in thousands, except per share data)

	Three Months Ended
	January 2, 2016	January 3, 2015
Net sales	$568,457	$630,523
Cost of sales	406,997	446,605
Gross profit	161,460	183,918
Research and development	34,798	31,321
Selling, general and administrative	82,994	97,827
Interest	8,322	5,368
Restructuring	273	—
Other	(582)	(36)
Earnings before income taxes	35,655	49,438
Income taxes	9,495	14,173
Net earnings attributable to common shareholders and noncontrolling interest	$26,160	$35,265

Net earnings (loss) attributable to noncontrolling interest	(81)	—

Net earnings attributable to common shareholders	$26,241	$35,265

Net earnings per share attributable to common shareholders
Basic	$0.71	$0.87
Diluted	$0.71	$0.86

Average common shares outstanding
Basic	36,713,949	40,594,886
Diluted	37,028,331	41,080,179

Moog Inc.
CONSOLIDATED SALES AND OPERATING PROFIT
(dollars in thousands)

	Three Months Ended
	January 2, 2016	January 3, 2015
Net sales:
Aircraft Controls	$254,835	$266,368
Space and Defense Controls	82,640	99,955
Industrial Systems	125,179	133,366
Components	79,575	107,704
Medical Devices	26,228	23,130
Net sales	$568,457	$630,523
Operating profit:
Aircraft Controls	$18,131	$24,458
	7.1%	9.2%
Space and Defense Controls	11,816	8,726
	14.3%	8.7%
Industrial Systems	13,633	13,219
	10.9%	9.9%
Components	4,700	16,962
	5.9%	15.7%
Medical Devices	3,279	2,336
	12.5%	10.1%
Total operating profit	51,559	65,701
	9.1%	10.4%
Deductions from operating profit:
Interest expense	8,322	5,368
Equity-based compensation expense	936	3,398
Corporate and other expenses, net	6,646	7,497
Earnings before income taxes	$35,655	$49,438

Moog Inc.
CONSOLIDATED BALANCE SHEETS
(dollars in thousands)

	January 2, 2016	October 3, 2015
ASSETS
Current assets
Cash and cash equivalents	$323,318	$309,853
Receivables	690,876	698,419
Inventories	501,653	493,360
Deferred income taxes	91,225	91,210
Prepaid expenses and other current assets	37,933	34,653
Total current assets	1,645,005	1,627,495
Property, plant and equipment, net	535,393	536,756
Goodwill	752,791	737,212
Intangible assets, net	143,048	143,723
Other assets	40,603	41,285
Total assets	$3,116,840	$3,086,471
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Short-term borrowings	$1,363	$83
Current installments of long-term debt	443	34
Accounts payable	147,971	165,973
Accrued salaries, wages and commissions	115,457	125,270
Customer advances	166,491	167,423
Contract loss reserves	29,724	30,422
Other accrued liabilities	106,740	116,300
Total current liabilities	568,189	605,505
Long-term debt, excluding current installments	1,130,569	1,075,067
Long-term pension and retirement obligations	333,441	348,239
Deferred income taxes	69,136	60,209
Other long-term liabilities	3,363	2,919
Total liabilities	2,104,698	2,091,939
Commitment and contingencies	—	—
Redeemable noncontrolling interest	9,106	—
Shareholders’ equity
Common stock	51,280	51,280
Other shareholders' equity	951,756	943,252
Total shareholders’ equity	1,003,036	994,532
Total liabilities and shareholders’ equity	$3,116,840	$3,086,471

Moog Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in thousands)

	Three Months Ended
	January 2, 2016	January 3, 2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings attributable to common shareholders and noncontrolling interest	$26,160	$35,265
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	19,208	19,833
Amortization	5,877	6,741
Deferred income taxes	3,532	6,713
Equity-based compensation expense	936	3,398
Other	804	1,111
Changes in assets and liabilities providing (using) cash:
Receivables	5,221	62,772
Inventories	(11,131)	(15,381)
Accounts payable	(22,522)	(6,528)
Customer advances	(498)	(1,019)
Accrued expenses	(17,114)	(35,922)
Accrued income taxes	(2,685)	(3,060)
Net pension and post retirement liabilities	(5,709)	970
Other assets and liabilities	(2,534)	3,580
Net cash provided (used) by operating activities	(455)	78,473
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisitions of businesses, net of cash acquired	(11,016)	—
Purchase of property, plant and equipment	(12,305)	(20,160)
Other investing transactions	1,021	71
Net cash used by investing activities	(22,300)	(20,089)
CASH FLOWS FROM FINANCING ACTIVITIES
Net short-term repayments	—	(3,236)
Proceeds from revolving lines of credit	148,605	123,170
Payments on revolving lines of credit	(93,605)	(337,170)
Payments on long-term debt	(9,540)	(5,234)
Proceeds from senior notes, net of issuance costs	—	294,718
Proceeds from sale of treasury stock	2,230	9,951
Purchase of outstanding shares for treasury	(3,034)	(122,443)
Purchase of stock held by SECT	(1,020)	(4,460)
Excess tax benefits from equity-based payment arrangements	580	4,855
Net cash provided (used) by financing activities	44,216	(39,849)
Effect of exchange rate changes on cash	(7,996)	(9,587)
Increase in cash and cash equivalents	13,465	8,948
Cash and cash equivalents at beginning of period	309,853	231,292
Cash and cash equivalents at end of period	$323,318	$240,240